Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Second Quarter 2013 Financial Results

ORLANDO, Fla. – July 18, 2013 –Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported second quarter 2013 financial results and updated certain guidance for the full year 2013.

Second Quarter 2013 highlights include:

•

Adjusted EBITDA (earnings before non-consumer financing interest expense, income taxes, depreciation and amortization), as adjusted for organizational and separation related costs in connection with the company’s spin-off from Marriott International, Inc. (the “Spin-Off”) and other activity, totaled $48 million, a $20 million increase from the second quarter of 2012, on an adjusted basis.

•	North America segment volume per guest (VPG) increased 8 percent year-over-year to $3,211.

•

Adjusted development margin increased to 17.1 percent in the second quarter of 2013 from 12.8 percent in the second quarter of 2012; North America adjusted development margin increased to 19.5 percent in the second quarter of 2013 from 16.8 percent in the second quarter of 2012.

•	Adjusted fully diluted earnings per share (EPS) in the second quarter were $0.73 compared to $0.33 in the second quarter of 2012.

Second quarter 2013 net income totaled $30 million, or $0.85 per diluted share, compared to net income of $5 million, or $0.15 per diluted share, in the second quarter of 2012. Development margin increased to 23.1 percent in the second quarter of 2013 from 9.3 percent in the second quarter of 2012.

Second quarter 2013 adjusted net income totaled $27 million, a $16 million increase from $11 million of adjusted net income in the second quarter of 2012. Second quarter 2013 adjusted net income reflects a reduction of $5 million of pre-tax income that resulted from the exclusion of $9 million of pre-tax income related to the impact of extended rescission periods in the company’s Europe segment, partially offset by the exclusion of $2 million of organizational and separation related costs, $2 million of severance costs and an impairment charge in the company’s Europe segment and a nominal net impact related to a joint venture project that was previously included in the company’s former Luxury segment. Second quarter 2012 adjusted net income reflects an increase of $8 million of pre-tax income that resulted from the exclusion of $4 million of charges related to organizational and separation related costs, a $3 million decrease in pre-tax income related to the impact of extended rescission periods in the company’s Europe segment, charges of $2 million in connection with litigation settlements related to the company’s project in San Francisco and $1 million of severance costs, partially offset by $2 million of impairment reversal related to a joint venture project that was previously included in the company’s former Luxury segment. In addition, adjusted development margin for both periods is adjusted, as appropriate, for the impact of revenue reportability.

Marriott Vacations Worldwide Reports Second Quarter 2013 Financial Results / 2

Non-GAAP financial measures, such as adjusted EBITDA, as adjusted, adjusted net income and adjusted development margin are reconciled in the Press Release Schedules that follow. Adjustments, including those relating to the impact of extended rescission periods in the company’s Europe segment, are shown and described in further detail on schedules A-1 through A-20.

“Our second quarter continued our trend of strong adjusted EBITDA growth, driven by improved adjusted development margin and better results in our rental and resort management businesses,” said Stephen P. Weisz, president and chief executive officer. “More efficient marketing and sales spending was integral to our improvement as we continue to leverage our fixed costs and drive higher development margin. We have increased our adjusted free cash flow guidance by $65 million, driven primarily by lower projected cash income taxes, and, given the positive trends in our business year-to-date, we now expect our adjusted EBITDA to be at the high end of our full year guidance range for 2013.”

Second Quarter 2013 Results

Total company contract sales were $157 million, an $11 million, or 7 percent, decrease from $168 million in the second quarter of 2012, driven mainly by $10 million of lower contract sales in the company’s Europe and Asia Pacific segments.

For the second quarter ended June 14, 2013, total revenues from the sale of vacation ownership products, excluding $17 million related to the impact of extended rescission periods in the company’s Europe segment, were $152 million.

Development margin, excluding $9 million related to the impact of extended rescission periods in the company’s Europe segment, was $29 million, a $13 million increase from the second quarter of 2012. This increase was driven by higher reportability year-over-year and lower cost of vacation ownership products and marketing and sales expenses. Reported development margin was $38 million, a $25 million increase from the second quarter of 2012.

Adjusted development margin percentage increased 4.3 percentage points to 17.1 percent in the second quarter of 2013 from 12.8 percent in the second quarter of 2012. The impact of these adjustments is illustrated on schedules A-10 through A-13. Reported development margin increased 13.8 percentage points to 23.1 percent in the second quarter of 2013 from 9.3 percent in the second quarter of 2012.

Rental revenues totaled $65 million, an $11 million, or 18 percent, increase from the second quarter of 2012, reflecting an 11 percent increase in transient keys rented as well as a 7 percent increase in average transient rate driven by stronger consumer demand and a favorable mix of available inventory. Rental revenues net of expenses, were $9 million, $7 million higher than the second quarter of 2012.

Resort management and other services revenues totaled $61 million, a decrease of less than $1 million from the second quarter of 2012. Revenues were impacted by the disposition of a golf course and related assets at one of the company’s Ritz-Carlton branded projects late in 2012. Resort management and other services revenues, net of expenses improved $3 million, a 23 percent increase over the second quarter of 2012. Results reflected higher annual fees in connection with the company’s Marriott Vacation Club Destinations program and improvements in ancillary operations driven by the disposition of a golf course and related assets at one of the company’s Ritz-Carlton branded projects late in 2012.

Marriott Vacations Worldwide Reports Second Quarter 2013 Financial Results / 3

Adjusted EBITDA, as adjusted for the impact of extended rescission periods in the company’s Europe segment, organizational and separation related costs, and other adjustments, was $48 million in the second quarter of 2013, a $20 million increase from Adjusted EBITDA, as adjusted, of $28 million in the second quarter of 2012.

Segment Results

Effective December 29, 2012, the company combined the reporting of the financial results of its former Luxury segment with the North America segment based upon its decision to scale back separate development activity and to aggregate future marketing and sales of inventory in the upscale and luxury tiers. Existing service standards and on-site management remain unaffected by these reporting changes. Prior year amounts have been recast for consistency with current year’s presentation.

North America

VPG increased 8 percent to $3,211 in the second quarter of 2013 from $2,968 in the second quarter of 2012, driven by higher pricing and improved closing efficiency. Total North America contract sales were $142 million in the second quarter of 2013, roughly flat to the prior year, due to fewer sales tours quarter over quarter.

Second quarter 2013 North America segment financial results increased 25 percent, or $17 million, to $84 million. The increase was driven by $10 million of higher development margin, $7 million of higher rental revenues net of expenses, $3 million of higher resort management and other services revenues net of expenses and $1 million of higher other revenues net of expenses. These increases were partially offset by $3 million of lower financing revenues and $1 million of higher royalty fees.

Revenues from the sale of vacation ownership products increased $13 million to $136 million in the second quarter, driven mainly by $11 million of higher year-over-year revenue reportability. Development margin was $28 million, a $10 million increase from the second quarter of 2012. This increase was driven by higher revenue reportability year-over-year and lower cost of vacation ownership products and marketing and sales expenses, offset partially by the slightly lower contract sales.

Development margin percentage increased to 20.8 percent in the second quarter of 2013 as compared to 14.7 percent in the prior year quarter. Excluding the impact of revenue reportability, adjusted development margin percentage increased to 19.5 percent in the second quarter of 2013 from 16.8 percent in the second quarter of 2012. The impact of revenue reportability is illustrated on schedule A-12.

Marriott Vacations Worldwide Reports Second Quarter 2013 Financial Results / 4

Asia Pacific

Asia Pacific contract sales declined $7 million to $8 million in the second quarter of 2013 and total revenues declined $5 million to $16 million, both reflecting the impact of the closure of two under-performing off-site sales centers in the fourth quarter of 2012. Segment financial results were $2 million, remaining flat when compared to the second quarter of 2012.

Europe

As the Europe segment continues to sell through its remaining inventory, second quarter 2013 contract sales declined $3 million to $7 million. Europe segment financial results, excluding $9 million related to the impact of extended rescission periods, were $2 million, up $2 million from break-even results in the second quarter of 2012, after adjusting for the $3 million impact related to extended rescission periods in the prior year comparable period. These results reflect $2 million of higher development margin and $1 million of higher rental revenues net of expenses, offset partially by a $1 million impairment charge related to a leased golf course at one of the company’s projects in Spain. Reported segment financial results were $11 million, up $14 million from a loss of $3 million in the second quarter of 2012.

Organizational and Separation Plan

During the second quarter of 2013, the company incurred $3 million of costs in connection with its continued organizational and separation related efforts, of which approximately $1 million was capitalized during the quarter. Total future spending for these efforts is expected to be approximately $16 million to $21 million, with costs being incurred through 2014.

These costs primarily relate to establishing the company’s own information technology systems and services, independent accounts payable functions and reorganization of existing human resources and information technology organizations to support the company’s standalone public company needs. Once completed, these efforts are expected to generate approximately $15 million to $20 million of annualized savings, of which approximately $2 million are reflected in the company’s year-to-date 2013 financial results.

Balance Sheet and Liquidity

On June 14, 2013, cash and cash equivalents totaled $104 million. Since the end of 2012, real estate inventory balances declined $19 million to $862 million, including $425 million of finished goods, $168 million of work-in-process and $269 million of land and infrastructure. The company had $687 million in debt outstanding at the end of the second quarter of 2013, a decrease of $31 million from year-end 2012, including $643 million in non-recourse securitized notes, of which $104 million has been drawn down under the company’s warehouse credit facility, and $40 million of mandatorily redeemable preferred stock of a subsidiary. As of June 14, 2013, the company had $196 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and had $124 million of vacation ownership notes receivable eligible for securitization.

Marriott Vacations Worldwide Reports Second Quarter 2013 Financial Results / 5

Outlook

For the full year 2013, the Company is increasing its adjusted free cash flow, as adjusted, guidance as a result of lower projected cash income taxes and improved consumer financing activity. In addition, as a result of lower effective income tax rates, primarily in international tax jurisdictions, the Company is increasing its adjusted net income and adjusted fully diluted earnings per share guidance for the full year.

	Current Guidance	Previous Guidance
Adjusted free cash flow, as adjusted	$120 million to $135 million	$55 million to $70 million
Adjusted net income, as adjusted	$72 million to $78 million	$69 million to $75 million
Adjusted fully diluted earnings per share	$1.94 to $2.10	$1.87 to $2.03

The Company is also reaffirming the following guidance for full year 2013 as previously provided on April 25, 2013:

Gross contract sales growth	0 percent to 5 percent
North America contract sales growth	5 percent to 10 percent
Adjusted EBITDA, as adjusted	$155 million to $165 million
Adjusted company development margin	17.0 percent to 18.0 percent

Schedules A-1 through A-20 reconcile the non-GAAP financial measures set forth above to the company’s expected full year 2013 net income of $71 million to $77 million and development margin of 17.5 percent to 18.5 percent, in each case on an as reported basis.

Second Quarter 2013 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EDT today to discuss these results. Participants may access the call by dialing (877) 941-0844 or (480) 629-9835 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (800) 406-7325 or (303) 590-3030 for international callers. The replay passcode is 4625312. The webcast will also be available on the company’s website.

###

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company. In late 2011, Marriott Vacations Worldwide was established as an independent, public company focusing primarily on vacation ownership experiences. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with more than 60 resorts and more than 420,000 Owners and Members. Its brands include: Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. For more information, please visit www.marriottvacationsworldwide.com.

Marriott Vacations Worldwide Reports Second Quarter 2013 Financial Results / 6

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about earnings trends, organizational and separation related efforts, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this presentation. These statements are made as of July 18, 2013 and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Press Release Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

PRESS RELEASE SCHEDULES

QUARTER 2, 2013

TABLE OF CONTENTS

Consolidated Statements of Operations - 12 Weeks Ended June 14, 2013 and June 15, 2012	A-1
Consolidated Statements of Operations - 24 Weeks Ended June 14, 2013 and June 15, 2012	A-2
North America Segment Financial Results - 12 Weeks Ended June 14, 2013 and June 15, 2012	A-3
North America Segment Financial Results - 24 Weeks Ended June 14, 2013 and June 15, 2012	A-4
Asia Pacific Segment Financial Results - 12 Weeks Ended June 14, 2013 and June 15, 2012	A-5
Asia Pacific Segment Financial Results - 24 Weeks Ended June 14, 2013 and June 15, 2012	A-6
Europe Segment Financial Results - 12 Weeks Ended June 14, 2013 and June 15, 2012	A-7
Europe Segment Financial Results - 24 Weeks Ended June 14, 2013 and June 15, 2012	A-8
Corporate and Other Financial Results - 12 Weeks and 24 Weeks Ended June 14, 2013 and June 15, 2012	A-9

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended June 14, 2013 and June 15, 2012

A-10

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 24 Weeks Ended June 14, 2013 and June 15, 2012

A-11

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended June 14, 2013 and June 15, 2012

A-12

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 24 Weeks Ended June 14, 2013 and June 15, 2012

A-13
EBITDA and Adjusted EBITDA - 12 Weeks and 24 Weeks Ended June 14, 2013 and June 15, 2012	A-14
Adjusted Net Income and Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Development Margin - 2013 Outlook	A-15
2013 Adjusted Free Cash Flow Outlook	A-16
2013 Normalized Adjusted Free Cash Flow Outlook	A-17
Non-GAAP Financial Measures	A-18
Interim Consolidated Balance Sheets	A-21
Interim Consolidated Statements of Cash Flows	A-22

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

12 Weeks Ended June 14, 2013 and June 15, 2012

(In millions, except per share amounts)

	As Reported 12 Weeks Ended June 14, 2013	Other Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended June 14, 2013 **	As Reported 12 Weeks Ended June 15, 2012	Other Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended June 15, 2012 **
Revenues
Sale of vacation ownership products	$169	$—	$(17)	$152	$141	$—	$4	$145
Resort management and other services	61	—	—	61	62	—	—	62
Financing	32	—	—	32	35	—	—	35
Rental	65	—	—	65	54	—	—	54
Other	9	—	—	9	8	—	—	8
Cost reimbursements	85	—	—	85	83	—	—	83

Total revenues	421	—	(17)	404	383	—	4	387

Expenses
Cost of vacation ownership products	57	—	(6)	51	50	—	1	51
Marketing and sales	74	(1)	(2)	71	78	(1)	—	77
Resort management and other services	45	—	—	45	49	—	—	49
Financing	6	—	—	6	7	—	—	7
Rental	56	—	—	56	52	—	—	52
Other	3	—	—	3	3	—	—	3
General and administrative	22	—	—	22	20	—	—	20
Organizational and separation related	2	(2)	—	—	4	(4)	—	—
Litigation settlement	—	—	—	—	2	(2)	—	—
Interest	11	—	—	11	14	—	—	14
Royalty fee	15	—	—	15	14	—	—	14
Impairment	1	(1)	—	—	—	—	—	—
Cost reimbursements	85	—	—	85	83	—	—	83

Total expenses	377	(4)	(8)	365	376	(7)	1	370

Impairment reversals on equity investment	—	—	—	—	2	(2)	—	—

Income before income taxes	44	4	(9)	39	9	5	3	17
Provision for income taxes	(14)	(1)	3	(12)	(4)	(2)	—	(6)

Net income	$30	$3	$(6)	$27	$5	$3	$3	$11

Earnings per share - Basic	$0.87			$0.76	$0.16			$0.35

Earnings per share - Diluted	$0.85			$0.73	$0.15			$0.33

Basic Shares	35.4			35.4	34.3			34.3
Diluted Shares	36.6			36.6	36.1			36.1

	As Reported 12 Weeks Ended June 14, 2013				As Reported 12 Weeks Ended June 15, 2012
Contract Sales	$157				$168

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We have restated 2012 Sale of vacation ownership products and Cost reimbursements revenues, Cost of vacation ownership products, Marketing and sales, and Cost reimbursements expenses, Income before income taxes, Provision for income taxes, Net income, Earnings per share – Basic, and Earnings per share – Diluted to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

24 Weeks Ended June 14, 2013 and June 15, 2012

(In millions, except per share amounts)

	As Reported 24 Weeks Ended June 14, 2013	Other Charges	Europe Rescission Adjustment	As Adjusted 24 Weeks Ended June 14, 2013 **	As Reported 24 Weeks Ended June 15, 2012	Other Charges	Europe Rescission Adjustment	As Adjusted 24 Weeks Ended June 15, 2012 **
Revenues
Sale of vacation ownership products	$310	$—	$(18)	$292	$273	$—	$6	$279
Resort management and other services	117	—	—	117	116	—	—	116
Financing	65	—	—	65	71	—	—	71
Rental	128	—	—	128	110	—	—	110
Other	15	—	—	15	14	—	—	14
Cost reimbursements	176	—	—	176	173	—	—	173

Total revenues	811	—	(18)	793	757	—	6	763

Expenses
Cost of vacation ownership products	101	—	(6)	95	97	—	2	99
Marketing and sales	148	(2)	(2)	144	152	(1)	—	151
Resort management and other services	87	—	—	87	93	—	—	93
Financing	11	—	—	11	13	—	—	13
Rental	112	—	—	112	100	—	—	100
Other	7	—	—	7	5	—	—	5
General and administrative	43	—	—	43	39	—	—	39
Organizational and separation related	3	(3)	—	—	6	(6)	—	—
Litigation settlement	(1)	1	—	—	2	(2)	—	—
Interest	22	—	—	22	27	—	—	27
Royalty fee	28	—	—	28	27	—	—	27
Impairment	1	(1)	—	—	—	—	—	—
Cost reimbursements	176	—	—	176	173	—	—	173

Total expenses	738	(5)	(8)	725	734	(9)	2	727

Gains and other income	1	—	—	1	—	—	—	—
Impairment reversals on equity investment	—	—	—	—	2	(2)	—	—

Income before income taxes	74	5	(10)	69	25	7	4	36
Provision for income taxes	(25)	(1)	3	(23)	(12)	(3)	—	(15)

Net income	$49	$4	$(7)	$46	$13	$4	$4	$21

Earnings per share - Basic	$1.40			$1.32	$0.39			$0.62

Earnings per share - Diluted	$1.35			$1.27	$0.37			$0.59

Basic Shares	35.3			35.3	34.2			34.2
Diluted Shares	36.6			36.6	35.9			35.9

	As Reported 24 Weeks Ended June 14, 2013				As Reported 24 Weeks Ended June 15, 2012
Contract Sales	$313				$322

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We have restated 2012 Sale of vacation ownership products and Cost reimbursements revenues, Cost of vacation ownership products, Marketing and sales, and Cost reimbursements expenses, Income before income taxes, Provision for income taxes, Net income, Earnings per share – Basic, and Earnings per share – Diluted to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks Ended June 14, 2013 and June 15, 2012

($ in millions)

	As Reported 12 Weeks Ended June 14, 2013	Other Charges	As Adjusted 12 Weeks Ended June 14, 2013 **	As Reported 12 Weeks Ended June 15, 2012	Other Charges	As Adjusted 12 Weeks Ended June 15, 2012 **
Revenues
Sale of vacation ownership products	$136	$—	$136	$123	$—	$123
Resort management and other services	52	—	52	53	—	53
Financing	30	—	30	33	—	33
Rental	57	—	57	48	—	48
Other	9	—	9	8	—	8
Cost reimbursements	75	—	75	73	—	73

Total revenues	359	—	359	338	—	338

Expenses
Cost of vacation ownership products	46	—	46	44	—	44
Marketing and sales	62	—	62	61	(1)	60
Resort management and other services	38	—	38	42	—	42
Rental	48	—	48	46	—	46
Other	3	—	3	3	—	3
Litigation settlement	—	—	—	2	(2)	—
Royalty fee	3	—	3	2	—	2
Cost reimbursements	75	—	75	73	—	73

Total expenses	275	—	275	273	(3)	270

Impairment reversals on equity investment	—	—	—	2	(2)	—

Segment financial results	$84	$—	$84	$67	$1	$68

	As Reported 12 Weeks Ended June 14, 2013			As Reported 12 Weeks Ended June 15, 2012
Contract Sales	$142			$143

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency. As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Cost reimbursements revenues and expenses to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

24 Weeks Ended June 14, 2013 and June 15, 2012

($ in millions)

	As Reported 24 Weeks Ended June 14, 2013	Other Charges	As Adjusted 24 Weeks Ended June 14, 2013 **	As Reported 24 Weeks Ended June 15, 2012	Other Charges	As Adjusted 24 Weeks Ended June 15, 2012 **
Revenues
Sale of vacation ownership products	$262	$—	$262	$237	$—	$237
Resort management and other services	102	—	102	102	—	102
Financing	61	—	61	67	—	67
Rental	116	—	116	100	—	100
Other	15	—	15	14	—	14
Cost reimbursements	156	—	156	155	—	155

Total revenues	712	—	712	675	—	675

Expenses
Cost of vacation ownership products	86	—	86	85	—	85
Marketing and sales	126	—	126	121	(1)	120
Resort management and other services	74	—	74	81	—	81
Rental	99	—	99	88	—	88
Other	7	—	7	5	—	5
Litigation settlement	(1)	1	—	2	(2)	—
Royalty fee	4	—	4	3	—	3
Cost reimbursements	156	—	156	155	—	155

Total expenses	551	1	552	540	(3)	537

Gains and other income	1	—	1	—	—	—
Impairment reversals on equity investment	—	—	—	2	(2)	—

Segment financial results	$162	$(1)	$161	$137	$1	$138

	As Reported 24 Weeks Ended June 14, 2013			As Reported 24 Weeks Ended June 15, 2012
Contract Sales	$285			$277

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency. As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Cost reimbursements revenues and expenses to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks Ended June 14, 2013 and June 15, 2012

($ in millions)

	As Reported 12 Weeks Ended June 14, 2013	Other Charges	As Adjusted 12 Weeks Ended June 14, 2013 **	As Reported 12 Weeks Ended June 15, 2012	Other Charges	As Adjusted 12 Weeks Ended June 15, 2012 **
Revenues
Sale of vacation ownership products	$8	$—	$8	$14	$—	$14
Resort management and other services	1	—	1	1	—	1
Financing	1	—	1	1	—	1
Rental	2	—	2	1	—	1
Cost reimbursements	4	—	4	4	—	4

Total revenues	16	—	16	21	—	21

Expenses
Cost of vacation ownership products	1	—	1	3	—	3
Marketing and sales	5	—	5	10	—	10
Resort management and other services	—	—	—	—	—	—
Rental	3	—	3	1	—	1
Royalty fee	1	—	1	1	—	1
Cost reimbursements	4	—	4	4	—	4

Total expenses	14	—	14	19	—	19

Segment financial results	$2	$—	$2	$2	$—	$2

	As Reported 12 Weeks Ended June 14, 2013			As Reported 12 Weeks Ended June 15, 2012
Contract Sales	$8			$15

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Cost reimbursements revenues and expenses to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

24 Weeks Ended June 14, 2013 and June 15, 2012

($ in millions)

	As Reported 24 Weeks Ended June 14, 2013	Other Charges	As Adjusted 24 Weeks Ended June 14, 2013 **	As Reported 24 Weeks Ended June 15, 2012	Other Charges	As Adjusted 24 Weeks Ended June 15, 2012 **
Revenues
Sale of vacation ownership products	$16	$—	$16	$26	$—	$26
Resort management and other services	2	—	2	2	—	2
Financing	2	—	2	2	—	2
Rental	4	—	4	3	—	3
Cost reimbursements	7	—	7	6	—	6

Total revenues	31	—	31	39	—	39

Expenses
Cost of vacation ownership products	3	—	3	6	—	6
Marketing and sales	9	—	9	18	—	18
Resort management and other services	1	—	1	1	—	1
Rental	5	—	5	4	—	4
Royalty fee	1	—	1	1	—	1
Cost reimbursements	7	—	7	6	—	6

Total expenses	26	—	26	36	—	36

Segment financial results	$5	$—	$5	$3	$—	$3

	As Reported 24 Weeks Ended June 14, 2013			As Reported 24 Weeks Ended June 15, 2012
Contract Sales	$17			$28

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Cost reimbursements revenues and expenses to correct a prior period misstatement.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks Ended June 14, 2013 and June 15, 2012

($ in millions)

	As Reported 12 Weeks Ended June 14, 2013	Other Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended June 14, 2013 **	As Reported 12 Weeks Ended June 15, 2012	Other Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended June 15, 2012 **
Revenues
Sale of vacation ownership products	$25	$—	$(17)	$8	$4	$—	$4	$8
Resort management and other services	8	—	—	8	8	—	—	8
Financing	1	—	—	1	1	—	—	1
Rental	6	—	—	6	5	—	—	5
Cost reimbursements	6	—	—	6	6	—	—	6

Total revenues	46	—	(17)	29	24	—	4	28

Expenses
Cost of vacation ownership products	9	—	(6)	3	2	—	1	3
Marketing and sales	7	(1)	(2)	4	7	—	—	7
Resort management and other services	7	—	—	7	7	—	—	7
Rental	5	—	—	5	5	—	—	5
Impairment	1	(1)	—	—	—	—	—	—
Cost reimbursements	6	—	—	6	6	—	—	6

Total expenses	35	(2)	(8)	25	27	—	1	28

Segment financial results	$11	$2	$(9)	$4	$(3)	$—	$3	$—

	As Reported 12 Weeks Ended June 14, 2013				As Reported 12 Weeks Ended June 15, 2012
Contract Sales	$7				$10

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Sale of vacation ownership products and Cost reimbursements revenues, Cost of vacation ownership products, Marketing and sales, and Cost reimbursements expenses, and Segment financial results to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

24 Weeks Ended June 14, 2013 and June 15, 2012

($ in millions)

	As Reported 24 Weeks Ended June 14, 2013	Other Charges	Europe Rescission Adjustment	As Adjusted 24 Weeks Ended June 14, 2013 **	As Reported 24 Weeks Ended June 15, 2012	Other Charges	Europe Rescission Adjustment	As Adjusted 24 Weeks Ended June 15, 2012 **
Revenues
Sale of vacation ownership products	$32	$—	$(18)	$14	$10	$—	$6	$16
Resort management and other services	13	—	—	13	12	—	—	12
Financing	2	—	—	2	2	—	—	2
Rental	8	—	—	8	7	—	—	7
Cost reimbursements	13	—	—	13	12	—	—	12

Total revenues	68	—	(18)	50	43	—	6	49

Expenses
Cost of vacation ownership products	9	—	(6)	$3	3	—	2	$5
Marketing and sales	13	(2)	(2)	9	13	—	—	13
Resort management and other services	12	—	—	12	11	—	—	11
Rental	8	—	—	8	8	—	—	8
Impairment	1	(1)	—	—	—	—	—	—
Cost reimbursements	13	—	—	13	12	—	—	12

Total expenses	56	(3)	(8)	45	47	—	2	49

Segment financial results	$12	$3	$(10)	$5	$(4)	$—	$4	$—

	As Reported 24 Weeks Ended June 14, 2013				As Reported 24 Weeks Ended June 15, 2012
Contract Sales	$11				$17

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Sale of vacation ownership products and Cost reimbursements revenues, Cost of vacation ownership products, Marketing and sales, and Cost reimbursements expenses, and Segment financial results to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks and 24 Weeks Ended June 14, 2013 and June 15, 2012

($ in millions)

	As Reported 12 Weeks Ended June 14, 2013	Other Charges	As Adjusted 12 Weeks Ended June 14, 2013 **	As Reported 12 Weeks Ended June 15, 2012	Other Charges	As Adjusted 12 Weeks Ended June 15, 2012 **
Expenses
Cost of vacation ownership products	$1	$—	$1	$1	$—	$1
Financing	6	—	6	7	—	7
General and administrative	22	—	22	20	—	20
Organizational and separation related	2	(2)	—	4	(4)	—
Interest	11	—	11	14	—	14
Royalty fee	11	—	11	11	—	11

Total expenses	53	(2)	51	57	(4)	53

Financial results	$(53)	$2	$(51)	$(57)	$4	$(53)

	As Reported 24 Weeks Ended June 14, 2013	Other Charges	As Adjusted 24 Weeks Ended June 14, 2013 **	As Reported 24 Weeks Ended June 15, 2012	Other Charges	As Adjusted 24 Weeks Ended June 15, 2012 **
Expenses
Cost of vacation ownership products	$3	$—	$3	$3	$—	$3
Financing	11	—	11	13	—	13
General and administrative	43	—	43	39	—	39
Organizational and separation related	3	(3)	—	6	(6)	—
Interest	22	—	22	27	—	27
Royalty fee	23	—	23	23	—	23

Total expenses	105	(3)	102	111	(6)	105

Financial results	$(105)	$3	$(102)	$(111)	$6	$(105)

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Corporate and Other captures information not specifically attributable to any individual segment including expenses in support of our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, interest expense and the fixed royalty fee payable under the license agreements with Marriott International, Inc. As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	June 14, 2013	June 15, 2012
Contract sales	$157	$168

Revenue recognition adjustments:
Reportability [1]	8	(5)
Europe rescission adjustment[2]	17	(4)
Sales Reserve[3]	(9)	(14)
Other[4]	(4)	(4)

Sale of vacation ownership products	$169	$141

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended June 14, 2013	Other Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended June 14, 2013 **	As Reported 12 Weeks Ended June 15, 2012	Other Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended June 15, 2012 **
Sale of vacation ownership products	$169	$—	$(17)	(8)	$144	$141	$—	$4	$5	$150
Less:
Cost of vacation ownership products	57	—	(6)	(3)	48	50	—	1	2	53
Marketing and sales	74	(1)	(2)	—	71	78	(1)	—	—	77

Development margin	$38	$1	$(9)	$(5)	$25	$13	$1	$3	$3	$20

Development margin percentage[1]	23.1%				17.1%	9.3%				12.8%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We have restated 2012 Sale of vacation ownership products, Cost of vacation ownership products, Marketing and sales, and Development margin to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	24 Weeks Ended
	June 14, 2013	June 15, 2012
Contract sales	$313	$322

Revenue recognition adjustments:
Reportability [1]	5	(14)
Europe rescission adjustment[2]	18	(6)
Sales Reserve[3]	(18)	(23)
Other[4]	(8)	(6)

Sale of vacation ownership products	$310	$273

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 24 Weeks Ended June 14, 2013	Other Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 24 Weeks Ended June 14, 2013 **	As Reported 24 Weeks Ended June 15, 2012	Other Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 24 Weeks Ended June 15, 2012 **
Sale of vacation ownership products	$310	$—	$(18)	(5)	$287	$273	$—	$6	$14	$293
Less:
Cost of vacation ownership products	101	—	(6)	(2)	93	97	—	2	5	104
Marketing and sales	148	(2)	(2)	—	144	152	(1)	—	1	152

Development margin	$61	$2	$(10)	$(3)	$50	$24	$1	$4	$8	$37

Development margin percentage[1]	19.8%				17.4%	9.0%				12.5%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We have restated 2012 Sale of vacation ownership products, Cost of vacation ownership products, Marketing and sales, and Development margin to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	June 14, 2013	June 15, 2012
Contract sales	$142	$143

Revenue recognition adjustments:
Reportability [1]	5	(6)
Sales Reserve [2]	(7)	(10)
Other [3]	(4)	(4)

Sale of vacation ownership products	$136	$123

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended June 14, 2013	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended June 14, 2013 **	As Reported 12 Weeks Ended June 15, 2012	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended June 15, 2012 **
Sale of vacation ownership products	$136	$—	$(5)	$131	$123	$—	$6	$129
Less:
Cost of vacation ownership products	46	—	(2)	44	44	—	2	46
Marketing and sales	62	—	—	62	61	(1)	1	61

Development margin	$28	$—	$(3)	$25	$18	$1	$3	$22

Development margin percentage[1]	20.8%			19.5%	14.7%			16.8%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	24 Weeks Ended
	June 14, 2013	June 15, 2012
Contract sales	$285	$277

Revenue recognition adjustments:
Reportability [1]	—	(16)
Sales Reserve [2]	(15)	(18)
Other [3]	(8)	(6)

Sale of vacation ownership products	$262	$237

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 24 Weeks Ended June 14, 2013	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 24 Weeks Ended June 14, 2013 **	As Reported 24 Weeks Ended June 15, 2012	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 24 Weeks Ended June 15, 2012 **
Sale of vacation ownership products	$262	$—	$—	$262	$237	$—	$16	$253
Less:
Cost of vacation ownership products	86	—	—	86	85	—	5	90
Marketing and sales	126	—	—	126	121	(1)	2	122

Development margin	$50	$—	$—	$50	$31	$1	$9	$41

Development margin percentage[1]	19.1%			19.1%	13.3%			16.1%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

12 Weeks and 24 Weeks Ended June 14, 2013 and June 15, 2012

($ in millions)

	As Reported 12 Weeks Ended June 14, 2013	Other Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended June 14, 2013 **	As Reported 12 Weeks Ended June 15, 2012	Other Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended June 15, 2012 **
Net income	$30	$3	$(6)	$27	$5	$3	$3	$11
Interest expense	11	—	—	11	14	—	—	14
Tax provision	14	1	(3)	12	4	2	—	6
Depreciation and amortization	5	—	—	5	7	—	—	7

EBITDA **	60	4	(9)	55	30	5	3	38
Impairment charges:
Impairments	1	(1)	—	—	—	—	—	—
Impairment reversals on equity investment	—	—	—	—	(2)	2	—	—
Consumer financing interest expense	(7)	—	—	(7)	(10)	—	—	(10)

	(6)	(1)	—	(7)	(12)	2	—	(10)

Adjusted EBITDA**	$54	$3	$(9)	$48	$18	$7	$3	$28

	As Reported 24 Weeks Ended June 14, 2013	Other Charges	Europe Rescission Adjustment	As Adjusted 24 Weeks Ended June 14, 2013 **	As Reported 24 Weeks Ended June 15, 2012	Other Charges	Europe Rescission Adjustment	As Adjusted 24 Weeks Ended June 15, 2012 **
Net income	$49	$4	$(7)	$46	$13	$4	$4	$21
Interest expense	22	—	—	22	27	—	—	27
Tax provision	25	1	(3)	23	12	3	—	15
Depreciation and amortization	11	—	—	11	14	—	—	14

EBITDA **	107	5	(10)	102	66	7	4	77
Impairment charges:
Impairments	1	(1)	—	—	—	—	—	—
Impairment reversals on equity investment	—	—	—	—	(2)	2	—	—
Consumer financing interest expense	(15)	—	—	(15)	(20)	—	—	(20)

	(14)	(1)	—	(15)	(22)	2	—	(20)

Adjusted EBITDA**	$93	$4	$(10)	$87	$44	$9	$4	$57

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We have restated 2012 Net income and Tax provision to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

($ in millions)

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Net income	$71	$77
Adjustments to reconcile Net income to Adjusted net income
Organizational and separation related, litigation, and other charges[1]	16	16
Europe rescission adjustment[2]	(11)	(11)
Provision for income taxes on adjustments to net income	(4)	(4)

Adjusted net income**	$72	$78

Earnings per share - Diluted	$1.91	$2.07
Adjusted earnings per share - Diluted**	$1.94	$2.10
Diluted shares	37.1	37.1

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]

Organizational and separation related, litigation, and other charges adjustment includes $13 million for organizational and separation related efforts, $3 million for severance costs ($2 million in our Europe segment and $1 million in our Asia Pacific segment), and $1 million for an impairment charge related to a leased golf course in our Europe segment, partially offset by a $1 million reversal of a previously recorded legal settlement related to a former luxury segment project in our North America segment.

[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED EBITDA OUTLOOK

($ in millions)

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Adjusted net income **	$72	$78
Interest expense	43	44
Tax provision	49	53
Depreciation and amortization	22	22

EBITDA, as adjusted**	$186	$197
Consumer financing interest expense	(31)	(32)

Adjusted EBITDA, as adjusted**	$155	$165

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED DEVELOPMENT MARGIN OUTLOOK

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Development margin[1]	17.5%	18.5%
Adjustments to reconcile Development margin to Adjusted development margin
Other charges[2]	0.4%	0.4%
Revenue recognition reportability	0.2%	0.2%
Europe rescission adjustment[3]	(1.1%)	(1.1%)

Adjusted development margin**, 1	17.0%	18.0%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin represents Development margin dollars divided by Sale of vacation ownership products revenues. Development margin is calculated using whole dollars.
[2]	Other charges adjustment includes $3 million for severance costs ($2 million in our Europe segment and $1 million in our Asia Pacific segment) under the “Marketing and sales” caption.
[3]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED FREE CASH FLOW OUTLOOK

($ in millions)

	Fiscal Year 2013 (low)	Fiscal Year 2013 (high)
Adjusted net income **	$72	$78
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	75	76
Deferred income taxes / income taxes payable	35	38
Net changes in assets and liabilities:
Notes receivable originations	(260)	(270)
Notes receivable collections	290	295
Inventory	10	20
Liability for Marriott Rewards customer loyalty program	(50)	(48)
Organizational and separation related, litigation, and other charges	(35)	(33)
Other working capital changes	(26)	(31)

Net cash provided by operating activities	111	125
Capital expenditures for property and equipment
Organizational and separation related capital expenditures	(10)	(7)
Other	(19)	(18)
Increase in restricted cash	(14)	(13)

Free cash flow**	68	87

Borrowings from securitization transactions	360	365
Repayment of debt related to securitizations	(353)	(357)

Subtotal	7	8

Adjusted free cash flow**	75	95
Add:
Organizational and separation related, litigation and other charges	45	40

Adjusted free cash flow, as adjusted**	$120	$135

[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, gain / loss on disposals, and share-based compensation.
**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

($ in millions)

	Current Guidance
	Low	High	Mid-Point	Adjustments	Normalized
Adjusted net income **	$72	$78	$75	$—	$75
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	75	76	75	—	75
Deferred income taxes / income taxes payable	35	38	37	(27)[2]	10
Net changes in assets and liabilities:
Notes receivable originations	(260)	(270)	(265)	(10)[3]	(275)
Notes receivable collections	290	295	292	(7)[3]	285
Inventory	10	20	15	(15)[4]	—
Liability for Marriott Rewards customer loyalty program	(50)	(48)	(49)	49 [5]	—
Organizational and separation related, litigation, and other charges	(35)	(33)	(34)	34 [6]	—
Other working capital changes	(26)	(31)	(28)	10 [7]	(18)

Net cash provided by operating activities	111	125	118	34	152
Capital expenditures for property and equipment
Organizational and separation related capital expenditures	(10)	(7)	(9)	9 [6]	—
Other	(19)	(18)	(19)	—	(19)
Increase in restricted cash	(14)	(13)	(13)	—	(13)

Free cash flow**	68	87	77	43	120

Borrowings from securitization transactions	360	365	363	(10)[8]	353
Repayment of debt related to securitizations	(353)	(357)	(355)	—	(355)

Subtotal	7	8	8	(10)	(2)

Adjusted free cash flow**	75	95	85	33	118
Add:
Organizational and separation related, litigation and other charges	45	40	43	(43)	—

Adjusted free cash flow, as adjusted**	$120	$135	$128	$(10)	$118

[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, gain / loss on disposals, and share-based compensation.
[2]	Represents cash taxes slightly lower than tax provision.
[3]	Represents originations and collections associated with a 45% financing propensity rate.
[4]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs).
[5]	Represents payment for Marriott Rewards Points issued prior to the Spin-off. Liability to be fully paid in 2016.
[6]	Represents costs associated with organizational and separation related efforts (efforts projected to be completed in 2014) as well as litigation cash settlements paid in 2013.
[7]	Represents elimination of one-time cash outflows.
[8]	Represents elimination of additional 2013 securitization volume.
**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the press release schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures including Adjusted Net Income, Adjusted EBITDA, as adjusted, and Adjusted Development Margin, that (1) exclude certain charges incurred in the 12 weeks and 24 weeks ended June 14, 2013 and June 15, 2012, (2) exclude non-cash impairment charges in the 12 weeks and 24 weeks ended June 14, 2013, and (3) exclude adjustments related to the extension of rescission periods in our Europe segment (“Europe Rescission Adjustments”), because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of material charges and Europe Rescission Adjustments. These non-GAAP financial measures also facilitate our comparison of results from our on-going operations before material charges and Europe Rescission Adjustments with results from other vacation ownership companies.

Certain Charges—12 weeks and 24 weeks ended June 14, 2013. In our Statement of Operations for the 12 weeks ended June 14, 2013 we recorded $3 million of pre-tax charges which included a $7 million increase in our accrual for remaining costs we expect to incur in connection with our interest in an equity method investment in a former Luxury segment joint venture project in our North America segment, $2 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, and $1 million of severance costs in our Europe segment recorded under the “Marketing and sales” caption, partially offset by a $7 million gain for cash received in payment of fully reserved receivables in connection with an equity method investment in a former Luxury segment joint venture project in our North America segment. In our Statement of Operations for the 24 weeks ended June 14, 2013 we recorded $4 million of pre-tax charges which included a $7 million increase in our accrual for remaining costs we expect to incur in connection with our interest in an equity method investment in a former Luxury segment joint venture project in our North America segment, $3 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, and $2 million of severance costs in our Europe segment recorded under the “Marketing and sales” caption, partially offset by a $7 million gain for cash received in payment of fully reserved receivables in connection with an equity method investment in a former Luxury segment joint venture project in our North America segment and a $1 million reversal of a previously recorded legal settlement related to a former Luxury segment project in our North America segment, based upon an agreement to settle the matter for an amount less than our accrual, recorded under the “Litigation settlement” caption.

Certain Charges—12 weeks and 24 weeks ended June 15, 2012. In our Statement of Operations for the 12 weeks ended June 15, 2012 we recorded $5 million of pre-tax charges which included $4 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $2 million for a legal settlement in our North America segment related to a former Luxury segment project recorded under the “Litigation settlement” caption, and $1 million of severance in our North America segment recorded under the “Marketing and sales” caption, partially offset by the reversal of $2 million of a previously recorded impairment charge recorded in our North America segment under the “Impairment reversals on equity investment” caption related to an equity investment in a former Luxury segment vacation ownership joint venture project, because the actual costs incurred to suspend our marketing and sales operations at the project were lower than previously estimated. In our Statement of Operations for the 24 weeks ended June 15, 2012 we recorded $7 million of pre-tax charges which included $6 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $2 million for a legal settlement in our North America segment related to a former Luxury segment project recorded under the “Litigation settlement” caption, and $1 million of severance in our North America segment recorded under the “Marketing and sales” caption, partially offset by the reversal of $2 million of a previously recorded impairment charge recorded in our North America segment under the “Impairment reversals on equity investment” caption related to an equity investment in a former Luxury segment vacation ownership joint venture project, because the actual costs incurred to suspend our marketing and sales operations at the project were lower than previously estimated.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Adjusted Net Income (continued)

Non-cash Impairment Charges—12 weeks and 24 weeks ended June 14, 2013. In our Statements of Operations for the 12 weeks and 24 weeks ended June 14, 2013 we recorded a $1 million pre-tax non-cash impairment charge related to a leased golf course at a project in our Europe segment.

Europe Rescission Adjustments. During the course of an internal review of certain sales documentation processes related to the sale of certain vacation ownership interests in properties associated with our Europe segment, we determined that the documentation we provided for certain sales of vacation ownership products was not strictly compliant. As a result, in accordance with applicable European regulation, the period of time during which purchasers of such interests may rescind their purchases was extended. We record revenues from the sale of vacation ownership products once the rescission period has ended. Originally, we recorded revenues from these sales of vacation ownership products based on the rescission periods in effect assuming compliant documentation had been provided to the purchasers, rather than the extended periods. As a result, we recognized revenue in incorrect periods between fiscal years 2010 and 2013 and misstated revenues in our previously filed consolidated financial statements. We have provided compliant documentation to purchasers for whom the extended rescission period had not yet expired. As compliant documentation has since been provided, the extended rescission period for most of the purchases at issue ended during the second quarter of 2013. To better reflect our on-going core operations and allow for period-over-period comparisons, we have excluded the impact associated with the extended rescission periods in our adjusted financial measures for each period presented.

12 weeks and 24 weeks ended June 14, 2013. In our Statement of Operations for the 12 weeks ended June 14, 2013 we recorded after-tax Europe Rescission Adjustments of $6 million which included a $17 million pre-tax increase in Sale of vacation ownership products revenues, pre-tax increases of $6 million and $2 million in Cost of vacation ownership products expense and Marketing and sales expense, respectively, associated with the change in revenues from the Sale of vacation ownership products, and a $3 million increase in the Provision for income taxes associated with the change in Income before income taxes. In our Statement of Operations for the 24 weeks ended June 14, 2013 we recorded after-tax Europe Rescission Adjustments of $7 million which included an $18 million pre-tax increase in Sale of vacation ownership products revenues, pre-tax increases of $6 million and $2 million in Cost of vacation ownership products expense and Marketing and sales expense, respectively, associated with the change in revenues from the Sale of vacation ownership products, and a $3 million increase in the Provision for income taxes associated with the change in Income before income taxes.

12 weeks and 24 weeks ended June 15, 2012. In our Statement of Operations for the 12 weeks ended June 15, 2012 we recorded after-tax Europe Rescission Adjustments of $3 million which included a $4 million pre-tax decrease in Sale of vacation ownership products revenues and a $1 million pre-tax decrease in Cost of vacation ownership products expense associated with the change in revenues from the Sale of vacation ownership products. In our Statement of Operations for the 24 weeks ended June 15, 2012 we recorded after-tax Europe Rescission Adjustments of $4 million which included a $6 million pre-tax decrease in Sale of vacation ownership products revenues and a $2 million pre-tax decrease in Cost of vacation ownership products expense associated with the change in revenues from the Sale of vacation ownership products.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for other charges and Europe Rescission Adjustments as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability, other charges and Europe Rescission Adjustments to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA reflects earnings excluding the impact of interest expense, provision for income taxes, depreciation and amortization. We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA as an indicator of performance. Adjusted EBITDA excludes the impact of non-cash impairment charges or reversals and restructuring charges and includes the impact of interest expense associated with the debt from the Warehouse Credit Facility and from the securitization of our vacation ownership notes receivable in the term ABS market, which together we refer to as consumer financing interest expense. We deduct consumer financing interest expense in determining Adjusted EBITDA because the debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. We evaluate Adjusted EBITDA, which adjusts for these items, to allow for period-over-period comparisons of our ongoing core operations before material charges. Adjusted EBITDA is also useful in measuring our ability to service our non-securitized debt. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our ongoing operations with results from other vacation ownership companies.

Adjusted EBITDA, as adjusted. We also evaluate Adjusted EBITDA, as adjusted, which reflects additional adjustments for the 12 weeks and 24 weeks ended June 14, 2013 and June 15, 2012, as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted EBITDA, as adjusted, as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of material charges and Europe Rescission Adjustments.

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and changes in restricted cash. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments for Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

	(Unaudited)	December 28,
	June 14, 2013	2012
ASSETS
Cash and cash equivalents	$104	$103
Restricted cash (including $42 and $31 from VIEs, respectively)	64	68
Accounts and contracts receivable (including $5 and $5 from VIEs, respectively)	101	100
Vacation ownership notes receivable (including $699 and $727 from VIEs, respectively)	988	1,056
Inventory	869	888
Property and equipment	252	261
Other	133	137

Total Assets	$2,511	$2,613

LIABILITIES AND EQUITY
Accounts payable	$81	$113
Advance deposits	46	64
Accrued liabilities (including $2 and $1 from VIEs, respectively)	152	181
Deferred revenue	21	32
Payroll and benefits liability	74	82
Liability for Marriott Rewards customer loyalty program	134	159
Deferred compensation liability	37	45
Mandatorily redeemable preferred stock of consolidated subsidiary	40	40
Debt (including $643 and $674 from VIEs, respectively)	647	678
Other	48	38
Deferred taxes	41	42

Total Liabilities	1,321	1,474

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 35,369,314 and 35,026,533 shares issued and outstanding, respectively	—	—
Additional paid-in capital	1,119	1,116
Accumulated other comprehensive income	20	21
Retained earnings	51	2

Total Equity	1,190	1,139

Total Liabilities and Equity	$2,511	$2,613

The abbreviation VIEs above means Variable Interest Entities.

NOTE: We have restated 2012 Inventory, Other assets, Advance deposits, Deferred taxes and Retained earnings to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	24 weeks ended
	June 14, 2013	June 15, 2012
OPERATING ACTIVITIES
Net income	$49	$13
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11	14
Amortization of debt issuance costs	3	3
Provision for loan losses	18	23
Share-based compensation	6	6
Deferred income taxes	(1)	(16)
Impairment charges	1	—
Impairment reversals on equity investment	—	(2)
Gain on disposal of property and equipment, net	(1)	—
Net change in assets and liabilities:
Accounts and contracts receivable	(1)	4
Notes receivable originations	(100)	(99)
Notes receivable collections	148	148
Inventory	22	51
Other assets	—	20
Accounts payable, advance deposits and accrued liabilities	(83)	(52)
Liability for Marriott Rewards customer loyalty program	(25)	(31)
Deferred revenue	(10)	5
Payroll and benefit liabilities	(7)	4
Deferred compensation liability	(8)	(2)
Other liabilities	12	17

Net cash provided by operating activities	34	106

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(7)	(7)
Decrease in restricted cash	4	9
Dispositions	3	3

Net cash provided by investing activities	—	5

FINANCING ACTIVITIES
Borrowings from securitization transactions	111	—
Repayment of debt related to securitization transactions	(142)	(136)
Borrowings on Revolving Corporate Credit Facility	25	15
Repayment of Revolving Corporate Credit Facility	(25)	(15)
Proceeds from stock option exercises	2	3
Payment of withholding taxes on vesting of restricted stock units	(4)	(3)

Net cash used in financing activities	(33)	(136)

Effect of changes in exchange rates on cash and cash equivalents	—	(2)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1	(27)
CASH AND CASH EQUIVALENTS, beginning of period	103	110

CASH AND CASH EQUIVALENTS, end of period	$104	$83

NOTE: We have restated 2012 Net income and reclassified certain items within Operating Activities to correct prior period misstatements.